CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AS INDICATED BY [REDACTED] AND SEPARATELY FILED WITH THE COMMISSION.

Confidential

North American Fleet, Lease
& Remarketing Operations

16800 Executive Plaza Dr.
Regent Court Bldg., 6N-1A
Dearborn, MI 48126
August 9, 2017

To: Mike Schmidt, Senior Vice President – Fleet Services
Avis Budget Car Rental, LLC

Gregg Nierenberg, Vice President – Fleet Services
Avis Budget Car Rental, LLC

Subject: Avis Budget Car Rental 2018 Model Year Program Letter

This Avis Budget Car Rental, LLC 2018 Model Year Program Letter (the "Program Letter") will confirm the agreement reached between Avis Budget Car Rental, LLC ("ABCR"), its affiliates and all entities it controls and Ford Motor Company ("Ford"), (the "Parties"), regarding purchases by ABCR of Ford vehicles, which include any new and unused passenger cars, vans or trucks bearing the marks "Ford" or "Lincoln" as from time to time are offered for sale by Ford in the United States to Ford Dealers ("Ford Vehicles") for the 2018 Program Year. "Program Year" ("PY") is defined and outlined on Attachment VIII “Volume and Adjustments” from August 1, 2017 and runs through June 30, 2018 or the date listed as “End Date”. The 2018 PY is comprised of 2018 model year vehicles and includes all Ford Vehicles purchased by ABCR during the dates specified on Attachment VIII “Volume and Adjustments” unless both parties mutually agree to conclude the PY sooner. Exceptions to the PY will be summarized in Attachment VIII "Volume Adjustments" attached hereto and incorporated herein. The Parties agree that each month during the PY, ABCR shall prepare and submit to Ford during the 2nd week of the month, an updated production plan by week and by month, outlining production for the entire PY - the most current plan is outlined on Attachment IX “Production Plan” attached hereto and incorporated herein. The Parties understand the Production Plan does not constitute a timing guarantee; however, both Parties will make reasonable efforts to fulfill the Production Plan.

Other than those items specifically identified in this Program Letter, all terms and conditions announced in related communications from Ford to ABCR, Ford's 2018 Model Daily Rental Repurchase Program and Ford's 2018 Model Daily Rental Long Term Risk Program, dated June 1, 2017 (the "Program Communications") control. Terms used in this letter that are defined in such Program Communications shall have the meaning set forth in the Program Communications unless a contrary definition is provided in this Program Letter in which case the definition in this Program Letter shall prevail. “Ford Dealer” is

18 ABCR/ Ford Program

defined as an independent entity in the United States authorized by Ford to sell new Ford Vehicles under one or more dealer sales and service agreements.arties hereto acknowledge and agree that this Program Letter, and the Program Communications relating to the acquisition by ABCR or its affiliates from Ford, and the repurchase by Ford, of Ford Vehicles, shall constitute a single contract among the Parties for all purposes, including in the event of a bankruptcy filing by any of the Parties.

This Program Letter and all of the enhancements apply to the 2018 Program Year as defined herein. The terms and conditions contained in this Program letter are offered to meet competitive offers and promote the selection of Ford and Lincoln products. This Program Letter contains the entire agreement between Ford and ABCR with respect to the subject matter hereof and supersedes any prior agreements and understanding, written or oral. This Program Letter may only be changed by writing signed and delivered by the duly authorized representatives of ABCR and Ford.

Like Kind Exchange Notification
Ford is hereby notified that (ABCR) and its subsidiaries, AESOP Leasing L.P. (“AESOP Leasing”), Avis Rent A Car System, LLC (“Avis”) and Budget Rent A Car System, Inc. (“Budget”), have engaged AESOP Exchange Corporation as a qualified intermediary (“QI”) for the purpose of facilitating a like kind exchange program under Section 1031 of the Internal Revenue Code of 1986, as amended. As such, ABCR, AESOP Leasing, Avis and Budget have assigned to AESOP Exchange Corporation, acting in its capacity as QI, all of their rights, but not their obligations, in any existing manufacturer purchase agreements they may have with Ford for the purchase of replacement Vehicles and/or the repurchase of relinquished Vehicles. This notification will apply to all future purchases of replacement Vehicles and/or the repurchases of relinquished Vehicles unless specifically excluded in writing.

Purchase Volume
During the 2018 Program Year, ABCR agrees to purchase for use in or in support of operations at ABCR locations a Minimum Annual Volume of [REDACTED] Ford Vehicles from the Ford Dealers of their choice in the United States ("Minimum Annual Volume") in the mix outlined on Attachment I “Program Volume” attached hereto and incorporated herein. ABCR agrees to order for production [REDACTED] of the [REDACTED] Ford Vehicles for production prior to December 15, 2017. In recognition of this volume commitment, Ford agrees to provide ABCR with enhancements to the announced risk, repurchase and GAV programs as set forth herein.

In consideration of the obligations undertaken by ABCR, Ford shall cooperate with Ford Dealers with whom ABCR negotiates the purchase of Ford Vehicles (consistent with the sales and service agreements between Ford and Ford Dealers) to make reasonable allocations of Ford Vehicles available for resale to ABCR. ABCR understands and agrees that production loss attributable to (a) shortage or curtailment of material, labor, transportation, or utility service; (b) any labor or production difficulty; (c) any governmental action; and/or (d) any cause beyond the reasonable control of Ford may affect vehicle volumes and may result in lower volume deliveries and/or delays in deliveries. In any such event(s), Ford shall notify ABCR in a timely fashion and, if applicable, shall provide ABCR with an estimate as to the times(s) of any delays in such deliveries.

Ford will use commercially reasonable efforts to achieve the mix outlined in Attachment I “Program Volume” attached hereto and incorporated herein, and ABCR recognizes that the mix could change and that any such changes to the mix shall be changes determined necessary by Ford to accommodate changes to the Ford Vehicle production plans. ABCR acknowledges and agrees that it is possible that future demand for Ford Vehicles for retail sales in the United States could be at levels that may limit the allocation of such Vehicles available to fleet buyers such as ABCR. In the event Ford is unable to deliver the Minimum Annual Volume and to the extent such shortfall/delay is not due to causes beyond Ford's reasonable control as set forth above, Ford agrees to work with ABCR to find a commercially reasonable solution.

18 ABCR/ Ford Program

Risk Program
ABCR agrees that of the [REDACTED] Ford Vehicles it purchases during the 2018 Acquisition Year, a mix of approximately [REDACTED] shall be purchased as Ford Risk Vehicles, vehicle mix and incentives are outlined on Attachment I “Program Volume” and on Attachment II Risk Program” attached hereto and incorporated herein.

All Risk Vehicles must be ordered with Fleet Identification Number ("FIN") and option code 56K. Risk Vehicle incentive payments will be made monthly through the automated competitive allowance payment system. All Risk Vehicles [REDACTED] with the exception of any equipment changes or reconfigurations that affect the price.

Guaranteed Auction Value ("GAV") Program Description and Detail
ABCR agrees that of the [REDACTED] Ford Vehicles it purchases during the 2018 Program Year, approximately [REDACTED] shall be subject to the Ford GAV Program, as outlined on Attachment I “Program Volume” attached hereto and incorporated herein. Once vehicles are delivered, order code 56Z is not transferable to other programs.

As part of the ABCR GAV Program, Ford agrees to enhance the 2018 Model Repurchase Program with the following items described below. The ABCR Guaranteed Auction Value Program details are outlined on Attachment III "GAV Program and Attachment IV "GAV Specifications" attached hereto and incorporated herein.

As detailed in the 2018 Model Daily Rental Repurchase Program (page 3), the Ford Mustang continues to be the only Ford Vehicle that has a surcharge applied to the monthly depreciation rate based on the month of vehicle acceptance. ABCR will be able to return up to [REDACTED] in this time without a [REDACTED].

As outlined on Attachment III "GAV Program" attached hereto and incorporated herein, [REDACTED]. [REDACTED] which can be claimed within a tier. If [REDACTED], the vehicle will be [REDACTED] regardless of days-in-service.

[REDACTED]

Ford and ABCR agree that the terms and conditions of the GAV Program shall be the same as the terms and conditions set forth in the 2018 Model Daily Rental Repurchase Program as amended by this Program Letter, except as follows:

a.    All references to "Repurchase" or "Repurchase Program" shall be deleted and replaced by "Guaranteed Auction Value," "GAV" or "Guaranteed Auction Value Program." The terms "Guaranteed Auction Value" and "GAV" shall have the same meaning and shall be used interchangeably.

b.    The GAV shall be equal to the Repurchase Settlement Amount as defined in the Repurchase Programs and will be paid to ABCR in two separate transactions: (1) the first payment will consist of Net Auction Proceeds and be paid by the Ford Sponsored Auction to ABCR as directed by ABCR; and (2) the second payment will consist of a GAV Supplement Amount ("GAVSA") to be paid by Ford on the Wednesday of the week following the sale of vehicles at the Ford Sponsored Auction. The GAVSA shall be determined by calculating the GAV, deducting net auction proceeds and adding the interest reimbursement amount set forth below.

c.    To reimburse ABCR for [REDACTED] held for sale at Ford Sponsored Auctions more than [REDACTED] from Acceptance Date, [REDACTED] will be included in the GAVSA as follows:

18 ABCR/ Ford Program

•	[REDACTED] [REDACTED]

•	[REDACTED] [REDACTED]

•	[REDACTED] [REDACTED]

d.    Title to GAV vehicles will remain in the name of ABCR until the auction sale date at which time ABCR will transfer title, or cause title to be transferred, to the purchasing dealer.

e.    On the [REDACTED] day after the Acceptance Date, vehicles not sold at a Ford Sponsored Auction will be repurchased by Ford and Ford will pay ABCR the Repurchase Settlement Amount set forth in the applicable Ford Repurchase Program for such model year. In addition to the Repurchase Settlement Amount, Ford will also [REDACTED] set forth herein.

f.    Notwithstanding anything to the contrary in the Program Communications, as of the date of this Program Letter, Ford shall be under no obligation to repurchase vehicles except as set forth herein.

g.    Except as specifically amended herein, all other terms and conditions in the 2018 Model Daily Rental Repurchase Program remain in effect.

[REDACTED ] Agreement
ABCR agrees that so long as it purchases Ford Vehicles that are subject to Ford's GAV Program and/or Ford's Repurchase Program, at Ford's request, ABCR will enter into [REDACTED] Agreement in which [REDACTED]. Each such agreement will provide that the parties will [REDACTED].

[REDACTED]

•	[REDACTED]

•	[REDACTED]

•	[REDACTED] are set forth on Attachment V [REDACTED] attached hereto and incorporated herein.

•	Any Ford vehicle tendered for sale/repurchase, and rejected for any reason, [REDACTED].

•	Vehicles must be ordered as GAV with order code 56 G or 56 Z.

•	[REDACTED], VINs must be submitted through Ford's fleet website after October 31, 2017.

•	[REDACTED] must be submitted prior to the vehicle exceeding the Maximum-Out-of-Service-Date (MOSD) +180 days.

•	[REDACTED] weekly - the week following submission.

•	[REDACTED] that are made in error can be reversed but will be charged [REDACTED] per annum interest from the claim date to the repayment date.

Post Acceptance Chargeback

•	If Ford accepts a returned Ford vehicle, the vehicle will not be subject to future chargeback for undetected issues except for oil sludge and title issues.

[REDACTED]
ABCR and Ford agree that the Minimum Volume represents a significant percentage of the ABCR vehicle rental fleet and that [REDACTED].

Confidentiality
This Program Agreement, or any part of the contents hereof, and all records, statements and matters relating hereto including information obtained or provided, including information related to Ford’s vehicle cycle plans, future products and related activities, shall be treated as confidential and each of the parties shall take or cause to be taken the same degree of care in preventing disclosure of the Confidential Material as it does with its own confidential trade or business information, including ensuring that any employees, vendors or suppliers that obtain or have access to such Confidential Material also maintain the same level of confidentiality.

18 ABCR/ Ford Program

Further, except as may otherwise be required by law or by subpoena or civil investigative demand, neither party shall provide the Confidential Material, or any part thereof, to any other person or legal entity, including vendors and suppliers, without the prior written consent of the other, which consent shall not be withheld unreasonably. In disclosing the Confidential Material to any person or legal entity, the disclosing party will impose on the receiving party the same degree of confidentially and care that the parties have undertaken in the first sentence of this Section or, in the case of Confidential Material supplied to any person or governmental agency pursuant to subpoena or civil investigative demand, requirement of the Securities and Exchange Commission or similar request, the disclosing party will seek an appropriate protective order or confidential treatment, and will use its best efforts to assure that the receiving party or entity returns all copies of all the Confidential Material that shall have been furnished to it, promptly after the receiving party or entity shall have completed its required analysis or review of such Confidential Material.

Illegality of Agreement
If any provision of this Program Agreement is rendered invalid, illegal or unenforceable by enactment of a statute or a final decision by a court or governmental agency of competent jurisdiction, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired.

Michigan Law
This Program Agreement shall in all respects be governed by and be construed in accordance with the laws of the State of Michigan without giving effect to the principles of conflicts of laws thereof. Any litigation regarding this Program Agreement shall be brought only in the United States District Court in Detroit, Michigan. The parties irrevocably and unconditionally waive any objection to the laying of venue of any such litigation in that Court, and agree not to plead or claim that such litigation has been brought in an inconvenient forum. Neither party shall be liable for any special, incidental, consequential or punitive damages caused by or arising out of any performance or non-performance of this Agreement.

Failure to Perform due to Strike, etc Excused
Other than as to payment obligations, if the failure of either party to fulfill its obligations within the time periods set forth in this Agreement, arise because of circumstances such as acts of God, acts of government, floods, fires, explosions, accidents, strikes or other labor disturbances, wars, civil insurrection, sabotage, nuclear or environmental disaster or other similar circumstances wholly outside the control of the defaulting Party (collectively, “Force Majeure Event”), then such failure shall be excused hereunder for the duration of such Force Majeure Event. In the event a Force Majeure Event continues for more than thirty calendar days, or a mutually-recognized significant reduction in air travel occurs, the parties will commence negotiations in an effort to agree on modifications to this Program Agreement permitting both parties to continue without substantial penalty.

Counterparts
This Program Agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

Waivers and Extensions
The parties to this Program Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision will be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision. No waiver or extension of time for performance of any obligations or acts will be deemed a waiver or extension of the time for performance of any other obligations or acts.

18 ABCR/ Ford Program

Recap of 2018 PY Attachments
Attachment I         Program Volume
Attachment II        Risk Program
Attachment III        GAV Program
Attachment IV        GAV Specification
Attachment V        [REDACTED]
Attachment VI        Volume Adjustments
Attachment VII        Production Plan

Notices
Any notice, consent, approval or other communication required or permitted hereunder shall be in writing, shall be transmitted given by registered or certified United States Mail or by express mail courier service, and shall be deemed given when deposited in the mail, postage prepaid and addressed as follows:

Ford Motor Company, Regent Court Building
16800 Executive Plaza Drive
Suite 6N 316
Dearborn, MI 48126
Attention: Rental Manager, Rental, Lease and Remarketing Operations

Please concur by signing below signifying ABCR's acceptance of the 2018 Program Letter. By executing this Annual Program Letter ABCR certifies that Ford's Fleet Program [REDACTED].

Sincerely,
/s/ Susan Kizoff
Susan Kizoff, Rental Manager

Ford Motor Company

/s/ Mark LaNeve	8/21/17
Mark LaNeve, VP Marketing Sales and Service	Date

Agreed:
Avis Budget Car Rental, LLC

/s/ Mike Schmidt	8/29/17
Mike Schmidt, Senior Vice President- Fleet Services	Date

Attachment I
Ford Motor Company / Avis Budget Car Rental
2018 PROGRAM YEAR
PROGRAM VOLUME

	PROGRAM		RISK	TOTAL VOLUME by MY

Memo:
		Ford	Ford	Ford		Cum Dec.
		GAV	RISK	Total		Delivery
[REDACTED]
Fiesta

Focus

Fusion Hybrid

Mustang Fastback	a/

Mustang Convertible	a/

Taurus

Escape

Edge

Flex

Explorer

Expedition

Fseries (F150-F350)

Transit Wagon

Continental

MKX

MKT TownCar

Navigator

Total		[REDACTED]	[REDACTED]	[REDACTED]	b/	[REDACTED]

Current Mix/ Remaining volume		[REDACTED]	[REDACTED]	[REDACTED]		[REDACTED]

a/ The first [REDACTED] Mustang GAV (Coupe and Convertibles) returned in Q4 2019 will not be [REDACTED]. This will be preprogrammed and will not require a claim.
b/ Cum Q4 production must be prioritized for production no later than M2 priority code

Attachment II

Ford Motor Company / Avis Budget Car Rental
2018 Program Year / 2018 MY Vehicles

Risk Program a/
Incentive Components
	Total	Series	Option	Equipment	Total	Off	FIMPS
18 Model Year Vehicles & Minimum Specs	Volume	Code	Code	Group	Incentive	Invoice	Payment

FORD CAR & TRUCK
[REDACTED]	[REDACTED]				[REDACTED]

[REDACTED]	[REDACTED]	[REDACTED]

a/ Risk Vehicles ordered with 56K will be [REDACTED]

Attachment III
Ford Motor Company / Avis Budget Car Rental

2018 Program Year

Guaranteed Auction Value Program (GAV) a/

	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
Months In Service MIS	[REDACTED]
Days In Service DIS
Mileage Cap All vehicles
Mileage Cap Transit & Flex
[REDACTED]
Mileage Charge > cap
Order Code

[REDACTED] by vehicle line DNE
Fiesta
Focus
Fusion Hybrid
Mustang Fastback
Mustang Convertible
Taurus
Escape
Edge

[REDACTED] by vehicle line DNE
Explorer
Expedition
Transit Wagon

[REDACTED] by vehicle line DNE	[REDACTED]
MKZ
Continental
MKX
Navigator

[REDACTED] by vehicle line DNE
Flex
MKT Town Car

[REDACTED] by vehicle line DNE
F150 Super Crew

a/	2018 MY vehicles. 2019 MY vehicles are not included and will be addressed if required GAV vehicles are [REDACTED] to the level in effect at the date of order receipt.

[REDACTED] Calculation is determined by total repurchase by vehicle line by MY. [REDACTED] has been exhausted vehicles returned will charge [REDACTED] will be determined by [REDACTED] whichever is greater. [REDACTED] is not fully utilized that available [REDACTED].

Attachment IV
2018 FORD DAILY RENTAL REPURCHASE PROGRAM
Avis Budget Car Rental
MINIMUM EQUIPMENT REQUIREMENTS

• Percentages listed are the minimum mandatory monthly (not yearly) requirement for each option or package for each vehicle line.
• No equipment deletions are allowed from the minimum package/array; option equipment listed is required.
• Upgrades in vehicle series and/or optional equipment are acceptable.
• Accounts must order exterior and interior color combinations in compliance with our Rental Color and Trim Matrix, which is available on the www.fleet.ford.com website, under the "Programs" tab, "Rental" section.

Ford and Lincoln Vehicles - Avis Budget Car Rental

2018MY Focus	18MY Fusion Hybrid
Requires 90% Titanium
Requires 50% mix of 5-Door	SE Hybrid (P0L/600A) – 70%
• Moonroof w/ Universal Garage Door Opener (13B) – 25%
Sedan SEL (P3H/250A) - 5%	• Technology Package (14L) – 100%

5-Door SEL (P3M/250A) - 5%	Titanium Hybrid (P0R/700A) – 30%
• Navigation (60N) - 100%
• Moonroof w/ Universal Garage Door Opener (13B) – 25%
Sedan Titanium (P3J/300A) - 45%
• Voice-Activated Touchscreen Navigation (58K)

5-Door Titanium (P3N/300A) - 45%
• Voice-Activated Touchscreen Navigation (58K)

18MY Taurus	18MY MKT Town Car
MKT AWD (J5N/500A)
Limited	• 3.7L V6 Engine (99K)
• Equipment Group 201A	• Black Velvet Metallic Paint (G1)
• Leather Seating (J)	• Charcoal Black Leather Interior (7W)
• Navigation (20N)
• Power Moonroof (439) 50%
18MY Mustang Fastback	18MY Mustang Convertible
Requires minimum 75% mix of Premium series.
EcoBoost Convertible Premium (P8U/201A)
EcoBoost Fastback (P8T/101A)	• 2.3L EcoBoost Engine (99H)
• 2.3L EcoBoost Engine (99H)	• 10 Speed Automatic Transmission (44U)

• 10 Speed Automatic Transmission (44U)	• Spare Wheel and Tire (66W)
• Spare Wheel and Tire (66W)

EcoBoost Fastback Premium (P8T/201A) – 75% Minimum
• 2.3L EcoBoost Engine (99H)
• 10 Speed Automatic Transmission (44U)
• Spare Wheel and Tire (66W)	750 of the 3000 Convertibles can be returned Q4, 2019 without a surcharge

18MY Flex	18MY Edge
Requires mix of 50% SEL series and 50% Limited series.	Requires minimum 40% mix of Titanium series.

SEL FWD (K5C/202A) or AWD (K6C/202A) – 50%	SEL FWD (K3J/201A) or AWD (K4J/201A)
• Equipment Group 202A	• Equipment Group 201A
• Navigation 52N	• 3.5L Ti-VCT V6 Engine (998/44J)
• Roof Rack Side Rails (68B) – 50%	• Roof Rack Side Rails (68B) – 50%

Limited FWD (K5D/303A) or AWD (K6D/303A) – 50%	Titanium FWD (K3K/300A) or AWD (K4K/300A) – 40% Min
• Roof Rack Side Rails (68B) – 50%	• 2.0L I-4 EcoBoost Engine (standard) (999/446)
• Multipanel Vista Roof (43P) – 50%	• Technology Package (51T)
• Roof Rack Side Rails (68S) – 50%
• Panoramic Vista Roof (43P) – 50%

18MY Expedition	18MY Explorer
Requires Equipment Group 202A
XLT FWD (K7D/202A) or AWD (K8D/202A)
XLT 4x2 (U1H/202A or K1H/202A) or 4x4 (U1J/202A or K1J/202A)	• Equipment Group 202A
• Equipment Group 202A	• Dual Panel Moonroof (439) – 50%
• Voice-Activated Navigation System (59N)	• Safe and Smart Package (65S)
• Power Moonroof (43M) - 50%

18MY Transit Wagon	18MY F-150
XLT Wagon (302A)	Super Crew XLT 4x2 (W1C/302A) or 4x4 (W1E/302A) 75%
• Equipment Group 302A
Minimum 40% 15 Passenger (765) with 3.5L EcoBoost Engine (99G)	• 4x2: 3.3L V6 PFDI Engine w/ 6-Speed Auto Trans (99B/446)
Minimum 10% Sliding Passenger Side Cargo Door X2Y	• 4x4: 3.5L EcoBoost Engine w/ 10-Speed Auto Trans (99G/44G)
• Reverse Sensing System (43R)	• Bed Liner - Spray-in (96W)
• Privacy Tint (All Around) incl. Rear-Window Defogger (92E)	• Trailer Tow Package (53A)
• Running Board required:	• Twin Panel Moonroof (43V) - 25%
» Running Board (68H) - 33%
» Extended Length Running Board (68J) - 33%	Super Crew Lariat 4x2 (W1C/501A) or 4x4 (W1E/501A) 25%
» Power Running Board (68L) - 33%	• Equipment Group 501A
• SYNC Package: 58Y, OR 584	• 3.5L EcoBoost Engine w/ 10-Speed Auto Trans (99G/44G)
• Styled aluminum alloy wheels (64S) (except U4X)	• Lariat Chrome Appearance Package (86L)
note seating option codes:	• Bed Liner - Spray-in (96W)
» 12 Passenger Seating (no option code required)	• Trailer Tow Package (53A)
» 15 Passenger Seating choose option code 765	• Voice-Activated Navigation System (50N)
» 10 Passenger Seating choose option code 761	• Twin Panel Moonroof (43V) - 25%
Not Available:
• Vinyl Floor (16E)

Attachment V
Ford Motor Company / Avis Budget Car Rental
2018 Program Year
[REDACTED] a/
Eligible Vehicles c/	Amount	Model	Series	Array

[REDACTED]	[REDACTED]		[REDACTED]

a/	[REDACTED]
[REDACTED] apply to 2018 MY in the 18 PY; 2019 MY vehicles are not included and will be addressed if required Offered on all Ford Vehicles ordered as GAV but not tendered for sale.
[REDACTED] total per vehicle line GAV volume and will be rejected once the [REDACTED] has been exceeded.
Any Ford vehicle tendered for sale/repurchase, and rejected for any reason, will be ineligible for a [REDACTED].
Vehicles must be ordered as GAV with order code 56 G or 56 Z.
To Claim [REDACTED], VINs must be submitted through Ford's fleet website after October 31, 2017.
Claims must be submitted prior to the vehicle exceeding the Maximum-Out-of-Service-Date (MOSD) +180 days.
Claims will be paid weekly - the week following submission.
Claims for [REDACTED] that are made in error can be reversed but may be charged 15% per annum interest from the claim date to the repayment date.

Attachment VI
2018 Program Year
Avis Budget Car Rental / Ford Motor Company
VOLUME ADJUSTMENTS

	A	B				ADJUSTMENTS a/		C
		Early Orders #'s Prior			Full
	Start	7/1/2016			PY		TOTAL	Program
FULL PROGRAM YEAR	Date	Program	Risk	Total	Base		VOLUME	End Date

Default	[REDACTED]

FIESTA

FOCUS

FUSION HYBRID

MUSTANG Fastback

MUSTANG Convertible

TAURUS

EDGE

FLEX

ESCAPE

EXPLORER	[REDACTED]

EXPEDITION

Fseries (F150-F250)

TRANSIT Wagon

CONTINENTAL

MKX

MKT

NAVIGATOR

Grand Total

NOTES:
A/ Start Date for 2018 PY Vehicles
B/ Volume if any ordered prior to 7/1/17
C/ End Dates to be determined if different than 6/30/18

Attachment VII
2018 Avis Budget Car Rental
2017 CY Forecast
		Preliminary		October Delivery				November Delivery				December Delivery					Total
2018		December				October Production				November Production					December Production		Program	ABG
Job 1	Veh Line	Delivery	J2	J3	J4	K1	K2	K3	K4	L1	L2	L3	L4	L5	M1	M2	Volume	Total thru
		Target	11-Sep	18-Sep	25-Sep	2-Oct	9-Oct	16-Oct	23-Oct	30-Oct	6-Nov	13-Nov	20-Nov	27-Nov	4-Dec	11-Dec		Dec

12/11/17	Fiesta	[REDACTED]

10/9/17	Focus

8/7/2017	Fusion Hybrid

10/25/17	MSTG Coupe

10/25/17	MSTG Conv

10/16/17	Taurus

9/18/2017	Edge

6/19/17	Flex

8/28/17	Escape

10/16/17	Explorer

10/17/17	Expedition

8/14/17	F-Series

11/20/17	Transit 15 Pass
Transit 12 Pass

[REDACTED]
9/4/17	MKZ

8/14/17	Continental

9/18/17	MKX

6/19/17	MKT/TC

10/17/17	Navigator

Total

Total

	Monthly Production	[REDACTED]